   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 23, 2001
                                                     REGISTRATION NO. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            W-H ENERGY SERVICES, INC.
             (Exact name of registrant as specified in its charter)

              TEXAS                                             76-0281502
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                        10370 RICHMOND AVENUE, SUITE 990
                              HOUSTON, TEXAS 77042
          (Address of principal executive offices, including zip code)

                             ----------------------

                            W-H ENERGY SERVICES, INC.
                             1997 STOCK OPTION PLAN;
                      NON-STATUTORY STOCK OPTION AGREEMENT,
                              DATED MARCH 29, 1999
                            (Full title of the plan)

                              KENNETH T. WHITE, JR.
                      CHAIRMAN OF THE BOARD, PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER
                            W-H ENERGY SERVICES, INC.
                        10370 RICHMOND AVENUE, SUITE 990
                              HOUSTON, TEXAS 77042
                     (Name and address of agent for service)

                                 (713) 974-9071
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                                  T. Mark Kelly
                             Vinson & Elkins L.L.P.
                         1001 Fannin Street, Suite 2300
                              Houston, Texas 77002
                                 (713) 758-2222

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
        TITLE OF SECURITIES              AMOUNT TO BE       OFFERING PRICE      AGGREGATE OFFERING     REGISTRATION
          TO BE REGISTERED              REGISTERED (1)       PER SHARE(2)              PRICE                FEE
-------------------------------------- ------------------ ------------------- ------------------------ ------------
Common Stock (par value $0.0001 per
   share.............................. 3,375,075 shares       $2.21-$20.75           $31,810,445           $7,953
===================================================================================================================

(1)  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended
     (the "Securities Act") this Registration Statement also covers any additional shares of Common Stock which become issuable under the antidilution provision of the plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The offering price per share and aggregate offering price for the unissued stock options and common stock are based upon the average of the high and low prices of registrant's common stock as reported on the Nasdaq National Market System on February 16, 2001. The offering price per share and aggregate offering price for the outstanding stock options are based upon the exercise prices of such options.

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
The chart below illustrates the calculation of the registration fee:

======================================================================================================
                                                     NUMBER OF       OFFERING PRICE      AGGREGATE
                  SECURITIES                           SHARES          PER SHARE       OFFERING PRICE
------------------------------------------------------------------------------------------------------
  Shares issuable pursuant to outstanding              552,750          $   2.21        $  1,221,578
  stock options under the 1997 Stock Option             24,750          $   3.03        $     74,993
  Plan and Non-Statutory Stock Option                   18,150          $   3.48        $     63,162
  Agreement, dated March 29, 1999                      108,900          $   4.09        $    445,401
                                                     1,283,700          $   4.55        $  5,840,835
                                                       185,625          $   5.30        $    983,813
                                                       201,300          $  16.50        $  3,321,450
                                                       273,450          $  17.50        $  4,785,375
                                                                                        ------------
                                                                                        $ 16,736,607
------------------------------------------------------------------------------------------------------
  Shares issuable pursuant to unissued stock           726,450          $  20.75        $ 15,073,838
  options under the 1997 Stock Option Plan
------------------------------------------------------------------------------------------------------
  Proposed Maximum Offering Price                                                       $ 31,810,445
------------------------------------------------------------------------------------------------------
  Registration Fee                                                                      $      7,953
======================================================================================================

         This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act. Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


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

                                     PART I

ITEM 1.  PLAN INFORMATION.

         Information required by Part I, Item 1 to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Information required by Part I, Item 2 to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement.

         (a) Our prospectus dated October 10, 2000 filed pursuant to Rule 424(b)(4) under the Securities Act on October 10, 2000

         (b) Our quarterly report on Form 10-Q for the quarterly period ended September 30, 2000 filed on November 22, 2000 under the Securities Exchange Act of 1934 (the "Exchange Act").

         (c) The description of our common stock which is contained in our Registration Statement on Form 8-A filed on October 6, 2000 pursuant to Section 12 of the Exchange Act and declared effective on October 10, 2000, including any amendment or report filed for the purpose of updating such description.

         All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Amended and Restated Bylaws ("Bylaws") provide that we shall indemnify to the fullest extent permitted by the Texas Business Corporation Act
(i) our directors, (ii) our directors or officers serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise and (iii) our officers, against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses incurred by them in connection with the defense of any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, where the person who was, is, or is threatened to be made defendant or respondent in a proceeding was named because the person is or was our director or our officer. The foregoing indemnification is conditioned upon a determination (i) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding, (ii) if such a quorum cannot by obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors who at the time of the vote are not named defendants or respondents in the proceeding, (iii) by special legal counsel selected by the Board of Directors or a committee of the Board by vote as set forth in subsection (i) or (ii), or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors, or (iv) by the stockholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding, that such person (1) conducted himself in good faith, (2) reasonably believed, in the case of conduct in his official capacity as our director or officer, that his conduct was in our best interest, and in all other cases, that his conduct was at least not opposed to our best interest, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, we shall indemnify each director and officer against reasonable expenses incurred by him in connection with a proceeding in which he is a party because he is a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. A director or officer, found liable on the basis that personal benefit was improperly received by him, or found liable to us, may be indemnified but the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

         Our Bylaws also provide that reasonable expenses incurred by a director or officer who was, is or is threatened to be named a defendant or respondent in a proceeding may be paid or reimbursed by us in advance of the final disposition of the proceeding after (i) we receive a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under our Bylaws and a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by law and (ii) a determination is made that the facts then known to those making the determination would not preclude indemnification under our Bylaws. Our Bylaws also provide that we may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of us or who is or was serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, in accordance with Article 2.02-1 of the Texas Business Corporation Act.

         In addition, our Restated Articles of Incorporation provide that a director will not be liable to us or our shareholders for monetary damages for an act or omission in the director's capacity as a director to us, except in the case of (i) a breach of the director's duty of loyalty to us or our shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to us or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. The Restated Articles of Incorporation also excuse a director from liability to the fullest extent permitted by any provisions of the statutes of Texas enacted in the future that further limit the liability of a director.

         We have agreements with each of our directors to indemnify them for costs and expenses resulting from their service as our directors to the fullest extent permitted by law.

         We have director and officer insurance in the amount of $20 million per occurrence and $20 million in the aggregate.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


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
ITEM 8.  EXHIBITS.

     Unless otherwise indicated below as being incorporated by reference to another filing of ours with the Commission, each of the following exhibits is filed herewith:

         3.1 Restated Articles of Incorporation of W-H Energy Services, Inc. (filed with the Commission as Exhibit 3.1 to our Registration Statement on Form S-1/A (No. 333-43411) filed July 28, 2000 and incorporated herein by reference)

         3.2 Amended and Restated Bylaws of W-H Energy Services, Inc. (filed with the Commission as Exhibit 3.2 to our Registration Statement on Form S-1/A (No. 333-43411) filed July 28, 2000 and incorporated herein by reference)

         4.1 Specimen Common Stock certificate (filed with the Commission as Exhibit 4.1 to our Registration Statement on Form S-1/A (No. 333-43411) filed September 18, 2000 and incorporated herein by reference)

         4.2 W-H Energy Services, Inc. 1997 Stock Option Plan (filed with the Commission as Exhibit 10.4 to our Registration Statement on Form S-1/A (No. 333-43411) filed May 11, 2000 and incorporated herein by reference)

         4.3 Non-Statutory Stock Option Agreement, dated March 29, 1999 (filed with the Commission as Exhibit 10.5 to our Registration Statement on Form S-1/A (No. 333-43411) filed May 11, 2000 and incorporated herein by reference)

         5.1      Opinion of Vinson & Elkins L.L.P.

         23.1     Consent of Arthur Andersen LLP

         23.2     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

         24.1 Powers of Attorney (included on the signature page to this registration statement)

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (1)(a) and
(1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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
                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 23rd day of February, 2001.

                                          W-H ENERGY SERVICES, INC.


                                          By:   /s/ KENNETH T. WHITE, JR.
                                             -----------------------------------
                                                    Kenneth T. White, Jr.
                                                     President and Chief
                                                      Executive Officer


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth T. White, Jr. and/or Jeffrey L. Tepera, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 23rd day of February, 2001.



              SIGNATURE                                TITLE
              ---------                                -----


      /s/ KENNETH T. WHITE, JR.           Chairman of the Board, President and
---------------------------------------   Chief Executive Officer
        Kenneth T. White, Jr.             (Principal Executive Officer)

        /s/ JEFFREY L. TEPERA             Vice President, Secretary and Chief
---------------------------------------   Financial Officer (Principal Financial
          Jeffrey L. Tepera               and Accounting Officer)

       /s/ JONATHON F. BOUCHER            Director
---------------------------------------
         Jonathon F. Boucher

        /s/ JOHN W. JORDAN II             Director
---------------------------------------
          John W. Jordan II

       /s/ DAVID W. ZALAZNICK             Director
---------------------------------------
         David W. Zalaznick

         /s/ J. JACK WATSON               Director
---------------------------------------
           J. Jack Watson

        /s/ CHRISTOPHER MILLS             Director
---------------------------------------
          Christopher Mills

     /s/ ROBERT H. WHILDEN, JR.           Director
---------------------------------------
       Robert H. Whilden, Jr.

         /s/ MILTON L. SCOTT              Director
---------------------------------------
           Milton L. Scott

                                INDEX TO EXHIBITS

         3.1 Restated Articles of Incorporation of W-H Energy Services, Inc. (filed with the Commission as Exhibit 3.1 to our Registration Statement on Form S-1/A (No. 333-43411) filed July 28, 2000 and incorporated herein by reference)

         3.2 Amended and Restated Bylaws of W-H Energy Services, Inc. (filed with the Commission as Exhibit 3.2 to our Registration Statement on Form S-1/A (No. 333-43411) filed July 28, 2000 and incorporated herein by reference)

         4.1 Specimen Common Stock certificate (filed with the Commission as Exhibit 4.1 to our Registration Statement on Form S-1/A (No. 333-43411) filed September 18, 2000 and incorporated herein by reference)

         4.2 W-H Energy Services, Inc. 1997 Stock Option Plan (filed with the Commission as Exhibit 10.4 to our Registration Statement on Form S-1/A (No. 333-43411) filed May 11, 2000 and incorporated herein by reference)

         4.3 Non-Statutory Stock Option Agreement, dated March 29, 1999 (filed with the Commission as Exhibit 10.5 to our Registration Statement on Form S-1/A (No. 333-43411) filed May 11, 2000 and incorporated herein by reference)

         5.1      Opinion of Vinson & Elkins L.L.P.

         23.1     Consent of Arthur Andersen LLP

         23.2     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

         24.1 Powers of Attorney (included on the signature page to this registration statement)